Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-116930, No. 333-107525, No. 333-90045, No. 333-77943, No. 333-33038, No. 333-39396, No. 333-67692, and No. 333-70334) of Autobytel Inc. of our report dated May 30, 2005 relating to the consolidated financial statements, financial statement schedule, Management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Orange County, California

May 31, 2005